Exhibit 99.2

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q2 2022 VOXX International Corp Earnings Call EVENT DATE/TIME: OCTOBER 13, 2021 / 2:00PM GMT

CORPORATE PARTICIPANTSCharles Michael Stoehr VOXX International Corporation - Senior VP, CFO & DirectorPatrick M. Lavelle VOXX International Corporation - President, CEO & DirectorCONFERENCE CALL PARTICIPANTSThomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research AnalystGlenn Wiener GW Communications LLC - Owner   - PRESENTATIONOperatorGood day, and thank you for standing by. Welcome to the VOXX International Fiscal 2022 Second Quarter Conference Call. (Operator Instructions)I would now like to turn the conference over to your speaker today, Glenn Wiener.─────────────────────────────────────────────────────────────────────────────────────

Glenn Wiener GW Communications LLC - OwnerThank you. Good morning, and welcome to VOXX International's Fiscal 2021 Second Quarter Conference Call. Our press release was issued yesterday after the market closed, and we filed our Form 10-Q with the SEC. Both documents can be found in the Investor Relations section of our website, and an updated investor presentation will be posted later.Today, we will have prepared remarks from Pat Lavelle, President and Chief Executive Officer; and Michael Stoehr, Senior Vice President and Chief Financial Officer, after which we will open up the call for questions.I would like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and I would like to point you to the risk factors associated with our business, which are detailed in our Form 10-K for the period ended February 28, 2021.Also note, management will be presenting at the Sidoti Investor Conference on December 8 and 9 and hosting one-on-one meetings with investors throughout the 2-day period. We have also registered to present at the Imperial Capital Security Conference on December 14 with more details to follow. There are other events we are evaluating in the remainder of the calendar year, and we will update our investors accordingly.I'd like to thank you all for your continued support of VOXX, and it is now my pleasure to turn the call over to Pat Lavelle. Pat?─────────────────────────────────────────────────────────────────────────────────────

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorThank you, Glenn, and good morning, everyone. In light of what we experienced this past quarter, I'm quite pleased with our performance. If you consider all of the onetime events, especially considering the worldwide economic turmoil that we've all encountered over the past year, the VOXX team has done a good job navigating through what we believe was the worst of the supply chain shortfalls. The initial price increases that we instituted have taken effect. And due to the rapid increase in the second quarter of container prices, we instituted a second wave of price increases in September.We have the inventory on hand to deliver in our all-important third quarter. In addition, we have added new or alternative suppliers to increase component availability. We changed our ordering protocols to compensate for longer lead times and even modified boards to utilize alternative chips. We believe all of these measures combined will give us more flexibility in terms of how we manage the business in the quarters ahead.Revenues grew almost 12% in Q2 and are up 40% through the first 6 months year-over-year. And this was accomplished despite missing a few inventory turns, which were expected due to the corresponding shipping delays.Gross margins, primarily in our Consumer Electronics segment, were impacted by the supply chain and the added costs associated with freight and warehousing. And while there will be some continued pressure, the good news is that we expect less of an impact coming out of this calendar year.The increase in our operating expenses were primarily due to a full 6 months of DEI compared to 2 months in fiscal '21, higher employee costs as we brought back furloughed employees and restored salaries. We also added expenses associated with some of our larger and new OEM programs and had higher professional fees to support the Onkyo and the GalvanEyes due diligence and transactions.For the 6-month period of fiscal 2022, we had an operating loss of $3.1 million versus operating income of $400,000. Taking into account onetime nonrecurring expenses, our operations actually performed better than the first half of last year, especially with the $5.7 million increase in professional fees, $4.8 million of which we consider nonrecurring and roughly $2.9 million of added expenses for NRE and labor and extra warehouses to hold inventory in Asia waiting for shipment.On an adjusted EBITDA basis, we reported $14.6 million versus $10.7 million for the first halves of fiscal '22 and '21, an improvement of $3.9 million. Looking ahead, we anticipate continued growth in the second half of the year with Q3 a little under and Q4 above the prior year. We expect to be profitable in both quarters, and the variance from the prior year to this year is primarily in engineering and tech support as we expect to see an increase of approximately $9 million year-over-year to fund growth-

related programs, nearly $5 million of which relates to the addition of Onkyo's engineering team.I will add some comments with respect to next fiscal year in my closing comments, but needless to say, there is a lot of momentum at VOXX.Our Automotive Electronics segment grew by 40% in the second quarter, and revenues are up 77% through the first half of the year. From the second quarter comparisons, our aftermarket business was up 34% with the added contribution from our DEI subsidiary. Our OEM business was up 53% due to new rear-seat entertainment programs with Nissan and Stellantis, both of which began this past quarter and should ramp up in volume as customers increase production. And we have Ford starting in the fourth quarter, which will be added boost to the top line revenue. We also saw increases in automotive safety and security products.For the 6-month comparisons, our Automotive segment grew by 77%, with aftermarket revenue up over 81% and OEM revenue up approximately 70%. Keep in mind, this growth was achieved despite all of the shortages and delays, which impacted not only our aftermarket dealers, but placed a significant strain on our OEM customers as well. The environment worsened this past quarter with a number of car manufacturers shutting plants due to lack of parts. We expect this to normalize as we move into next year and more capacity comes online.Our Consumer Electronics business grew by approximately 2% in the second quarter and almost 28% year-to-date. Premium Audio product sales grew by approximately 10% in the second quarter and over 42% through the first 6 months, which offset declines in other CE product sales. A majority of the CE segment product sales declines related to inventory and chip shortage, which in turn led to production delays, and there were continued store closures in Europe. This also impacted Premium Audio product sales, but we are still growing and expect this to continue.During the quarter, we had increases in sales of premium wireless speakers and wireless computer speakers and higher sales of Premium Audio in Europe. For the 6-month period, we grew in virtually all Premium Audio categories.11 Trading Company saw a sales increase of $11.4 million in the second quarter and $17.7 million when comparing the 6-month period. As most of you are aware, we closed on the acquisition of Onkyo's Home Entertainment AV business in September, which is our fiscal third quarter and this transaction holds great promise for our company, both in terms of growth and added profitability.And lastly, our Biometrics segment sales remain relatively flat for the quarter comparisons, but was up 27% for the 6-month period. We're expecting this segment to post more meaningful revenue increases and smaller losses as we begin to realize future contributions from the GalvanEyes distribution agreement, our new health care customer, which ramps up next year, and other smaller projects we have been awarded. Overall, we have performed well given the environment.I'd like to shift now to our outlook as we're quite bullish on our prospects. This optimism is based on the contracts we have been awarded, the new additions to the VOXX family of brands and products and a lot of behind-the-scenes momentum, which has been delayed because of the global supply chain issues and should start to come back to life as things begin to gradually improve.With Amazon's Fire TV, we can offer our customers more content than anyone. Based on the investments we have made over the past 2 years, we are the clear-cut leader with our technology and expertise. This past quarter, we began shipping to Stellantis and Nissan and soon we'll be delivering to Ford. Based on what I've been told by our OE customers, automotive production is anticipated to increase and the capacity constraints should begin not only to stabilize but improve over the coming quarters. This bodes well for growth and incremental bottom line profits.We have resumed conversations with several other OEMs that have been in limbo for a good part of the year due to supply chain issues, and we believe we will see additional incremental awards layering on top of our core. Even without this, we are still positioned to double this business by next year compared to fiscal 2020. Our outlook has not changed.VSM is doing very well and puts us in new product categories and new OEM channels. DEI has grown since we acquired them and solidifies our position in several automotive security categories. Premium Audio continues to be a strong growth driver, and that will intensify with the addition of the Onkyo acquisition, a new licensing agreement with Pioneer. I indicated on my last call that we should do approximately $50 million in sales this fiscal year and provided that we don't have any additional shipment issues, we should do a little bit better than that. As we ramp up production and rebuild distribution with a focus initially on North America, we believe we can reach over $125 million in sales the next fiscal year. And as we expand globally, we expect to see -- exceed over $200 million.As we are now the owners, we expect to see gross margins at our 11 TC operations improve as well. With the anticipated revenue increases, margins more in line with historical Premium Audio products, 11 TC should be a significant contributor to our bottom line.Now we normally don't provide guidance. But given all that has transpired, we'd like to offer some direction for the third and fourth quarters. Our outlook is based on customer projections and what we have done to date and barring any unforeseen events, we feel comfortable with the following statements. We expect sales to be up modestly in the second half of the year, with the third quarter below and the fourth quarter above the prior year periods. Fiscal 2022 sales should come in around $640 million to $650 million, and we believe higher by potentially double digits in fiscal 2023.Gross margins should be more stable based on our actions to date. We will have additional expenses associated with start-up costs for OEM programs and Onkyo's operations and expect higher gross profit contributions next fiscal year. Expenses will be more normalized as the reductions associated with furloughs and salary reductions were essentially back to base levels in the last year's third quarter.We don't expect to incur the level of professional fees that we had in the first half, and we will be reporting comparable numbers for DEI. Total operating expenses in the second half are expected to be approximately $9 million higher in the second half of last fiscal year, with $8 million related to the addition of Onkyo. Selling expenses and G&A expenses are expected to be mostly in line with the prior year.Based on what we've accomplished this year, I believe we've positioned the company for greater profitability as we move into fiscal 2023 and beyond, and we have set our sights on exceeding $1 billion in sales over the next few years.And with that, I'll turn the call over to Mike for further detail. Mike?─────────────────────────────────────────────────────────────────────────────────────

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & DirectorThank you, Pat. Good morning, everyone. Rather than walk through all of the 3- and 6-month comparisons, I'm going to provide additional background on some of the sales and expense drivers and break out nonroutine and nonrecurring expenses. I believe this will provide more clarity on our results for the first half of the year.Actual revenues year-to-date for the comparable 6-month periods, as Pat noted, both our aftermarket and OEM business was up significantly in the first half of the year. On the OEM side, key drivers were the start of the Nissan rear-seat entertainment programs for Amada QX80, higher sales from Stellantis as we started the EVOLVE program with Amazon's Fire TV and higher sales from Ford.Component shortages certainly curtailed some of the growth, but we expect to make it up as production volumes increase. In the aftermarket, we had strong increases in vehicle security and from our DEI subsidiary and modest increases in the video and telematics categories. Satellite radio fulfillment sales were down due to limited receiver production for several months this year.Premium Audio product sales were up and growth is anticipated to continue. We saw increases in the traditional passive and sub-woofer categories and mobility products with the launch of several new headphones and in the new cinema sound bars and computer speakers. Our German operations were up as many of the COVID-19 restrictions were lifted. And as we discussed, we added approximately $17.7 million in sales from 11 TC as this subsidiary was formed in the second half of last year. The supply chain issues curtailed some of our expected growth, both for Premium Audio products and in several CE product categories.Regarding our gross margins. Our gross margins in fiscal '22 second quarter came in 370 basis points lower than the prior year period. We estimate that added costs related to the supply chain issues, expenses to cover additional warehouses in Asia, for example, and higher freight and fuel costs was approximately $1.6 million for the quarter, with the majority tied to Premium Audio. Similarly, for the 6 months comparable periods, gross margins came in 260 basis points lower year-over-year. The gross profit dollars increased by almost $16 million. The dollar impact was approximately $2.2 million for the 6-month period.Keep in mind, there were also higher cost of doing business throughout that drove margins lower for the CE segment, and we believe we've covered the bulk through our price increases and other steps taken, as Pat talked earlier.As for expenses, there were several expenses that came back as a result of the COVID restrictions implemented in fiscal 2021 and others that were nonroutine and nonrecurring in nature. Of the $10.4 million increase Q2 of fiscal 2022 versus Q2 of last year, we had $3.1 million of professional fees related to transactions. We had $1.7 million in higher overhead at DEI as we owned them for roughly 2 months in Q2 of last year and the full quarter of this year. We had $1.5 million related to furloughed employees and salary and bonus reductions, which were imposed during the COVID lockdown last fiscal year. And we had $1.1 million in nonreimbursed NRE expenses and additional outside labor expenses related to a new OEM program.The rest of the increase is related to commissions, e-commerce sales, web and advertising expenses and additional R&D. Taking all of the increases into account, we estimate approximately $4.8 million of the increase is considered nonrecurring. For the 6 months comparable periods, operating expenses increased by $19.4 million, $5.4 million relates to DEI, owning them for 6 months versus 2; $4.8 million is for professional fees; $3.5 million is for furloughed employees and salary and bonus reductions; $1.5 million is for NRE and outside labor; the remainder is mixed across SG&A and engineering and tech expenses. Of this, $6.3 million is considered nonrecurring.Note that the acquisition costs and nonroutine legal fees are taken into account in our adjusted EBITDA calculations. The total impact was approximately $2.7 million for the second quarter comparables and $4 million for the 6-month comparables. We grew nicely dealing with the supply chain turmoil. They did, however, have a big impact on our gross margins, some of which will be offset in the third and fourth quarters given the second wave of price increases and hopefully, more stabilization in the markets.We aggressively -- we were aggressively procuring what we need when we can, and we took some added steps, which added costs to ensure we had as much inventory on hand as we can for the second half of this year. That was a strategic decision as is the investments Pat spoke of in R&D, given the volume of automotive awards that we have been awarded and new programs we believe we are well positioned for in the future. We don't expect this level of professional fees as the transactions with Onkyo and GalvanEyes were behind us, and we're not expecting NRE expenses of this magnitude in the second half of the year.Through the first 6 months of fiscal 2022, our operating income is down $3.5 million, though the increase in professional fees made up more than the difference. Net income attributable to VOXX is up $4.1 million, and adjusted EBITDA is up $3.9 million.Moving to the balance sheet. As of August 31, 2021, we had cash and cash equivalents of $41.1 million compared to $36.7 million as of May 31, 2021, and $59.9 million (sic) [$59.4 million] as of fiscal 2021 year ended on February 28. The roughly $18.3 million decline since year-end takes into account cash usage of $8.4 million to fund Onkyo's operations in the form of a note, which was satisfied and paid off as part of the transaction close on September 8. The remainder for general -- and the remainder was for general working capital purposes. We funded the remainder of the Onkyo transaction this quarter, and we will be ramping up cash outlays as we typically do as this is our largest selling season. Cash is expected to come back to normal levels at the end of the fourth quarter.Our total debt stood at $7.7 million as of August 31, 2021, compared to $7 million as of May 31 and $7.1 million as of February 28, 2021. The increase relates to an $800,000 usage of our $8 million Euro loan in VOXX Germany as we purchased more inventory for the third quarter. Our only debt is related to our -- our only own U.S. debt is related to our foreign mortgage, which stood at $6.9 million as of August 31 and compared to $7.1 million as of year-end.Total long-term debt, net of debt issuance costs was $5.2 million compared to $6 million for August 31 and February 28 periods, respectively. We have the cash and access to capital for our acquisitions, invest in growth, continue to pursue strategic transactions that can positively impact our business and generate returns.That concludes my remarks. Operator, we're ready to open the call for questions.─────────────────────────────────────────────────────────────────────────────────────

QUESTIONS AND ANSWERSOperator(Operator Instructions) Your first question comes from the line of Tom Forte from D.A. Davidson.─────────────────────────────────────────────────────────────────────────────────────

Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research AnalystGreat. So first off, Pat, congrats on navigating an incredibly challenging environment very well.─────────────────────────────────────────────────────────────────────────────────────

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorThanks, Tom.─────────────────────────────────────────────────────────────────────────────────────

Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research AnalystThe first question -- I had a handful is, so at a high level, Pat, you sound more optimistic about your business this quarter versus last quarter. A, would you agree with that statement? And if you do agree with that statement, what are the key reasons for the increased optimism?─────────────────────────────────────────────────────────────────────────────────────

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWell, I mean, when we look at what transpired, I mean, we did close on the Onkyo transaction that was very positive. We closed on the GalvanEyes. We have started shipping our OEM programs. We have the additional Ford coming on. So where we see this business is layering on the existing business that we have. And that gives us a great deal of optimism as we look into next year when we believe that a lot of the supply issues and chip shortage issues will start to abate somewhat. It's not going to be immediate, but it will abate and that will give us higher production at car manufacturers, more dealers cars sitting in dealerships across the country. That's very positive for the automotive business.And then the demand that we're seeing globally for Onkyo and Pioneer is very strong. And as we move into next year, Sharp will be adding another factory in order to make sure that they can supply the demand that we have. So it all looks very positive.─────────────────────────────────────────────────────────────────────────────────────

Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research AnalystGreat. All right. And then my other question is -- so first off, congrats on Onkyo deal. Can you give your current thoughts on M&A opportunity just at a high level and what you're seeing as far as pricing?─────────────────────────────────────────────────────────────────────────────────────

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWell, I mean, we have our eyes on a couple of strategic acquisitions that we would like to pull off in a year or 2. There's no rush at this point. I want to make sure that the entire team is capable of digesting all the work that we've done this year and make sure everything is solid there. But there are a number of companies that, in some cases, we've had preliminary conversations with that we think VOXX would be the desired acquirer if they were to sell. And part of our strategy going forward, our strategy to get up to $1 billion in sales, is obviously layering on the new business that we've achieved. We're thinking that we can layer on between Onkyo and the new OEM awards about $250 million on top of our business that we have now. That brings us close to $900 million and then an acquisition of $100 million or $150 million company would get us there. So that's definitely part of the strategy.As far as the cost, we will be very, very diligent in making sure that we do not overpay. I think our history shows that we've been able to do some very strong acquisitions at competitive prices, and I think we'll be able to do that again.─────────────────────────────────────────────────────────────────────────────────────

OperatorYour next question comes from the line of [Stephen Dennis].─────────────────────────────────────────────────────────────────────────────────────

   - I've got a couple of questions. I'm a private investor. I have been on your calls for quite a while, and I've had the stock for quite a while. You make a statement in the quarterly report, you say we expect growth to continue in the second half of the year and to be up 15% for the full fiscal year. What does that relate to? What numbers are being used to come up with that?─────────────────────────────────────────────────────────────────────────────────────

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorThe numbers that we're using and the projections that we have from our customers that are placing orders. We have promotions scheduled for the second half. And if we're able to make sure that we deliver in the second half, which we believe between what we have in the bar, so to speak, that we will be able to achieve our third quarter's and what we have coming in, in the third quarter for the fourth quarter that we will be able to achieve that type of result.─────────────────────────────────────────────────────────────────────────────────────

   - So it's actually not based on any concrete numbers, it's just the projection? Not based on earnings per quarter. Okay. The other question I have is in the last couple of -- at least the last couple of quarterly earnings reports, you mentioned the company's stock buyback. It appears to me based on public knowledge, Mr. Kahli has bought over 4 million shares. That seems to be that company's repurchase is through Mr. Kahli. Is that -- is the company going to be buying any shares?─────────────────────────────────────────────────────────────────────────────────────

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorFirst off, the company bought about $1.2 million worth of shares over the past quarter. Mr. Kahli's holdings were not acquired in the third quarter -- or in the second quarter. They were acquired over, I believe, in almost 2-year period in that.─────────────────────────────────────────────────────────────────────────────────────

   - Okay. All right. I'll just relay one other thing that I live in Florida, your -- Costco in both Bradenton and Sarasota constantly have your product.─────────────────────────────────────────────────────────────────────────────────────

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorYes.─────────────────────────────────────────────────────────────────────────────────────

   - They're always there. It's always well displayed.─────────────────────────────────────────────────────────────────────────────────────

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorOne of the things that we were asked over the past quarters, where is the business sustainable? And with Costco sustaining the program with us and adding -- we have a big program going with Costco right now for the holiday season. So Costco has become a very strong account and that will continue.─────────────────────────────────────────────────────────────────────────────────────

   - My comment is that every day, it's supply chain, it's supply chain, but our product is in Costco all the time.─────────────────────────────────────────────────────────────────────────────────────

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWe've worked very hard to make sure that we had the inventory. We stepped out on -- in the early part of the second quarter to make sure that all the production facilities were firing on -- at full capacity. And we had -- we unfortunately had to take on additional warehousing in Asia to hold the goods because of the delays with getting them on boats and everything, but I think that's going to be proven to be the right strategy going into the third quarter.─────────────────────────────────────────────────────────────────────────────────────

OperatorI am showing no further questions at this time. I would now like to turn the conference back to Patrick Lavelle.─────────────────────────────────────────────────────────────────────────────────────

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWell, thank you all. Once again, thank you for support of VOXX. It has been -- and it's not just this past year, over the last 2 years, it has been very, very challenging. But I -- as I said earlier, I believe the VOXX team has performed exceptionally well remotely and now coming back to work and working through all the logistics issues that we've had. So we're anticipating that we will be able to finish the year on a strong note.I want to thank you and wish you all a good day.─────────────────────────────────────────────────────────────────────────────────────

OperatorThis concludes today's conference call. Thank you for participating. You may now disconnect.─────────────────────────────────────────────────────────────────────────────────────

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